As Filed with the Securities and Exchange Commission on September 26, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of principal executive offices)

CALLAWAY GOLF COMPANY AMENDED AND RESTATED 2004 INCENTIVE PLAN

(Full title of the plan)

George Fellows

President and Chief Executive Officer

2180 Rutherford Road

Carlsbad, California 92008-7328

(760) 931-1771

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	4,250,000	$15.90	$67,575,000	$2,074.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant’s Common Stock as reported on September 21, 2007 on the New York Stock Exchange.

TABLE OF CONTENTS

Introduction	2
Item 8	2
Signature	3
Index to Exhibits	4

1

INTRODUCTION

This Registration Statement on Form S-8 is filed by Callaway Golf Company, a Delaware corporation (the “Company”), to register an additional 4,250,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable to employees of the Company under the Callaway Golf Company Amended and Restated 2004 Incentive Plan and consists only of those items required by General Instruction E to Form S-8.

The Company previously registered an aggregate of 8,000,000 shares of Common Stock for issuance under the Plan (previously known as the 2004 Equity Incentive Plan) under Registration Statement No. 333-117368. The contents of that registration statement are hereby incorporated by reference into this Registration Statement with the exception that the contents of that registration statement that relate exclusively to the Company’s Employee Stock Purchase Plan are not so incorporated.

ITEM 8.	EXHIBITS.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature page(s).

[The remainder of this page is blank]

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, as of September 25, 2007.

CALLAWAY GOLF COMPANY

By:	/S/ GEORGE FELLOWS
George Fellows
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

	Signature	Title	Dated as of
		President and Chief Executive Officer (Principal Executive Officer)	September 25, 2007
	/S/ GEORGE FELLOWS	Director
George Fellows

	/S/ BRADLEY J. HOLIDAY	Senior Executive Vice President and Chief Financial Officer	September 25, 2007
	Bradley J. Holiday	(Principal Financial Officer and Principal Accounting Officer)

	*	Director	September 25, 2007
Ronald S. Beard

	*	Director	September 25, 2007
Samuel H. Armacost

	*	Director	September 25, 2007
John C. Cushman, III

	*	Director	September 25, 2007
Yotaro Kobayashi

	*	Director	September 25, 2007
Richard L. Rosenfield

	*	Director	September 25, 2007
Anthony S. Thornley

* By:	/S/ BRADLEY J. HOLIDAY		September 25, 2007
Bradley J. Holiday, Attorney-in-Fact

3

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Brian P. Lynch, Esq., Associate General Counsel and Assistant Secretary of Callaway Golf Company, as to the legality of the securities being registered

23.1	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP

23.3	Consent of Brian P. Lynch (included in Exhibit 5.1)

24.1	Form of Power of Attorney

99.1	Callaway Golf Company Amended and Restated 2004 Equity Incentive Plan, included as Exhibit A to the Company’s annual proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2007 is incorporated herein by this reference.